UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-907-8822
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business Operations

Item 1.01.  Entry into a Material Definitive Agreement

On October 15, 2015, AlphaPoint Technology Inc. (“AlphaPoint” or the “Company”) closed the share exchange transaction (the “Share Exchange Agreement”) for the acquisition of all the issued and outstanding shares of Strategy To Revenue, Limited (“STR”) a United Kingdom company.  In exchange, the STR shareholders acquired 58,163,265 shares of the Company stock and two positions on AlphaPoint’s Board of Directors. After the consummation of the Share Exchange Agreement, STR, operating out of the United Kingdom, is now a wholly owned subsidiary of the Company.  This transaction was the subject of the Letter of Intent disclosed in our Form 8-K filed on August 13, 2015.

With the acquisition of STR, the Company intends to expand STR’s customer base in the U.S. and EU.

Section 2—Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

As stated in Item 1.01 above, the Company acquired all of the issued and outstanding shares of STR pursuant to a Share Exchange Agreement with all the STR Shareholders on October 15, 2015.  STR was founded in January 2009 to provide Revenue Acceleration solutions to large organizations through the performance improvement and effective mobilization of their sales teams. Today, STR’s customers are some of most well-known companies in the world, including Thomson Reuters, Vodafone, HP, SAP, Zebra Technologies, Comcast and DHL.

Half of STR’s programs are translated into 14 or more languages and over the past six years STR estimates that in excess of 100,000 sales people across the world have been involved in STR programs.

In the past four years STR has won a number of international excellence awards: 5 gold and 4 silver, from Brandon Hall (www.brandonhall.com) and 1 gold and 3 silver Stevie awards for innovation in sales development (http://www.stevieawards.com/pubs/sales/awards/426_2281_25576.cfm). STR was also shortlisted as a finalist by BESMA (British Excellence in Sales & Marketing Awards) and The Learning Awards. STR has also been placed on the Training Industry.com 2015 watch list as a ‘mover and shaker’ in the training industry. http://www.trainingindustry.com/sales-training/top-company-listings/2015/2015-sales-training-companies-watch-list.aspx.

In 2014, to enhance the company’s product offerings, STR purchased Accredit Limited, a UK based business that provides software based sales effectiveness tools to assess and map participant progress through the STR development programs, and Channel Compass, a US based consulting and professional services firm, to further expand a U.S. presence.

Based upon a pre-closing valuation of STR of $6,700,000 on August 13, 2015, the date of the Letter of Intent, STR shareholders agreed to exchange their 1,176,471 shares of STR for 58,163,265 shares of AlphaPoint.  There were no material relationships between the STR shareholders and the Company, or the Company’s officers, directors, or affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A post-closing covenant of the Share Exchange Agreement (“SEA”) requires the Company to pay a Promissory Note in the amount of $900,000. The Note shall mature and Fifty percent (50%), or $450,000, of the outstanding principal balance shall be due and payable on or before December 31, 2016.  The remaining Fifty percent (50%), or $450,000, is due and payable on, or, before December 31, 2017. Subject to Holder’s consent and prior to the Maturity Date, the Company may request to extend the Maturity Date for an additional year, provided that the Company has not completed a Qualified Financing.

Section 3—Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On October 15, 2015, 58,163,265 shares of the Company’s common stock were exchanged for all the issued and outstanding shares of STR, making STR a wholly-owned subsidiary of the Company.  The value of the Company’s shares was based on the $6.7M pre-closing valuation of STR.  There were no underwriters involved in the issuance.

Section 5—Corporate Governance and Management

Item 5.01---Changes in Control of Registrant

Pursuant to the SEA, defined in Item 2.03 above, as of October 14, 2015, the STR leadership team will remain in their current positions at STR.  In addition, STR will hire Dominic P. Jones as President and Chief Executive Officer (“CEO”), and Mr. Jones will join the AlphaPoint Board Directors. Rodney Jones, Chairman, of STR will retain his role of STR Chairman and will also join the AlphaPoint Board of Directors.

Upon the exchange of their STR stock for Company stock, their AlphaPoint stock positions in the Company are as follows:  Rodney Jones, (8.9%), Matthew Downes (8.9%), Martin Dean (8.9%), and Peter Weston (6.2%), subject to an 18 month lock-up period.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensation Arrangements of Certain Officers.

On October 14, 2015, the Board of Directors appointed Rodney Jones and Dominic Jones as new Directors of AlphaPoint, bringing the total number of directors comprising the Board to seven (7).  Other than the Share Exchange Agreement, which provided for their appointments as Directors, there are no arrangements or understandings between the director and any other person pursuant to which Messrs. Jones and Jones were selected to serve as directors.

Furthermore, there is a family relationship between Messrs. Rodney Jones and Dominic Jones (Father and Son).

Also on October 15, 2015 and pursuant to the Share Exchange Agreement, Mr. Gary Macleod will remain as Chief Executive Officer and Chairman of AlphaPoint.

Dominic P. Jones, per his Employment Agreement, will begin his tenure immediately with STR, Inc. and continue in his role as CEO for a term of three (2) years (the “Initial Term”).  The Initial Term shall be automatically extended for successive one (1) year periods (each a “Renewal Period”), unless the Company or the Executive elects not to extend. Pursuant to his employment agreement, Mr. Jones is to receive an annual base salary of $250,000, paid by STR, and an “annual bonus” at the discretion of the Board of Directors of AlphaPoint to be reviewed on annual basis.

Background of Mr. Dominic Jones.

Mr. Dominic Jones, age 42, CEO of STR is a senior executive with a proven track record of using technology to solve complex business and operational challenges that deliver material value for customers and generate value based revenues in multiple sectors across the globe.

Mr. Jones joins STR from an Operational Business Intelligence firm headquartered in Tampa, Florida. As Chief Commercial Officer, Dominic was responsible for all aspects of the firms U.S. business including definition and execution of the go-to-market strategy within North and South America.  Before moving to the U.S., he was part of the executive team at Vodafone where he was the Managing Director of Enterprise Products and Marketing. Dominic led the integration of the Cable & Wireless Worldwide (C&WW) products gained from the acquisition of C&WW in July 2012.  Prior to the acquisition, Dominic served on the Operating Board of C&WW, the UK telecoms service provider. Reporting to the CEO, he was responsible for the Applications Services business, a $1.2BN annual revenue business, including all contact center, unified communications, and business applications services.   Dominic has also served as a Client Partner at GlassHouse Technologies, the Boston based consulting firm where he specialized in the development of Cloud and Unified Communications and service delivery, for their Fortune 500 customer base. Other appointments include Lead Analyst at Thompson Reuters and Client Director for ThruPoint Inc.

Background of Mr. Rodney Jones.

Mr. Rodney Jones, age 70, Chairman of STR has over 40 years’ experience. Rod Jones is recognized as an Industry leader and authority on transforming sales organizations, into market leaders. Mr. Jones has worked with organizations such as Cisco, Microsoft, HP, BT, Deutsche Telekom, Telstra and Thompson Reuters.  Prior to founding STR in 2008, Rod headed up On Target’s EMEA division, which was acquired by Siebel in 1999. Rod then led Siebel’s operations for EMEA, Japan, and APAC before leaving in 2003, to set up the International operations for Executive Conversation, Inc.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired (to be filed in an amendment to this Form 8-K by no later than December 24, 2015)

b.

Pro Form Financial information (to be filed in an amendment to this Form 8-K by no later than December 24, 2015)

c.

Not Applicable

d.

Exhibits

NUMBER	EXHIBIT
99	PRESS RELEASE: AlphaPoint Technology, Inc. (OTCBB APPO) acquires Strategy To Revenue, Limited ;Strengthens Revenue Acceleration Platform

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: October 15, 2015	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

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